Exhibit 10.1

PORTAL SOFTWARE, INC.

AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment (the “Amendment”) is made this      day of June 2006, by and between [NAME] (“Optionee”) and Portal Software, Inc. (the “Company”). Capitalized terms used without definition in this Amendment will have the meanings given such terms in the Company’s 1999 Stock Incentive Plan (the “Plan”).

WHEREAS, the Company has granted Optionee one or more options (each an “Option” and collectively the “Options”) to purchase shares of Company common stock under the Plan and each Option was memorialized in stock option agreement by and between the Company and Optionee (each an “Agreement” and collectively, the “Agreements”);

WHEREAS, Optionee’s role as director with the Company has terminated on June 22, 2006 (the “Termination Date”);

WHEREAS, the Company is not current with its reports and filings with the Securities and Exchange Commission, which has resulted in the Form S-8 registration statement the Company has filed with respect to the Plan to become ineffective;

WHEREAS, as a result of the Company’s Form S-8 registration statement for the Plan being ineffective, the Company is not able to issues any shares of Company common stock upon Optionee’s exercise of an Option; and

WHEREAS, Optionee and the Company desire to amend each Agreement to extend the post-termination exercisability period beyond what is currently provided for in the Agreements.

NOW, THEREFORE, Optionee and the Company agree that each Agreement will be amended as follows:

1. Termination Period. The post-termination exercisability period set forth in each Agreement is hereby amended to provide that each Option shall remain exercisable until the earlier of (i) December 31, 2006, or (ii) thirty (30) days after the date the Company (or any successor to the Company) has in effect a valid and proper registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the shares of common stock issuable pursuant to the Options, subject to any earlier termination of the Option as provided for in the Plan. The Company on behalf of itself and any successor hereby covenants and agrees to file such registration statement as soon as administratively practicable following the date the Company or such successor meets the applicable eligibility requirements for filing a valid and proper registration statement under the 1933 Act covering the shares issuable pursuant to such Options.

2. Stock Option Agreement. To the extent not expressly amended hereby, each Agreement will remain in full force and effect.

3. Effect of Amendment. Optionee understands that the amendment to the Options to extend the post-termination exercise periods hereby disqualifies the Options as incentive stock options under the federal tax laws and immediately converts those Options into non-qualified stock options. Accordingly, Optionee further understands that upon each exercise of the Options hereby amended, Optionee will recognize immediate taxable income equal to the amount by which the fair market value of the purchased shares exceeds the aggregate exercise price paid for those shares, and the Corporation must collect the applicable withholding taxes from the Optionee with respect to such income. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the execution of this Amendment and that Optionee is not relying on the Company for any tax advice.

4. Entire Agreement. This Amendment, taken together with each Agreement (to the extent not amended hereby) and the Plan, represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the Optionee’s stock option benefits. This Amendment may be amended at any time only by mutual written agreement of the parties hereto.

5. Counterparts. This Amendment may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned. Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party will constitute a valid and binding execution and delivery of the Amendment by such party. Such facsimile copies will constitute enforceable original documents.

6. Headings. All captions and section headings used in this Amendment are for convenient reference only and do not form a part of this Amendment.

7. Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

PORTAL SOFTWARE, INC.	OPTIONEE

By:

Its: